                                                                  EXHIBIT 99.1




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              ____________________

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                    FORM 11-K

(X)   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR
      ENDED MARCH 31, 2001
      or
(  )  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
      ACT OF 1934

         For the transition period from ______________ to _____________

                     Commission File Number _______________


A. Full title of the plan and the address of the plan, if different from that of the issuer named below.

               ANHEUSER-BUSCH GLOBAL EMPLOYEE STOCK PURCHASE PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         ANHEUSER-BUSCH COMPANIES, INC.
                                 One Busch Place
                            St. Louis, Missouri 63118

                              REQUIRED INFORMATION


         Report of Independent Accountants.

         Statements of Net Assets Available for Benefits.

         Statements of Changes in Net Assets Available for Benefits.

         Notes to financial statements.

ANHEUSER-BUSCH GLOBAL EMPLOYEE
STOCK PURCHASE PLAN

TABLE OF CONTENTS
MARCH 31, 2001
------------------------------------------------------------------------------

                                                                    Page

Report of Independent Accountant                                       1

Statement of Net Assets Available for Benefits                         2

Statement of Changes in Net Assets Available for Benefits              3

Notes to Financial Statements                                        4-6

                        REPORT OF INDEPENDENT ACCOUNTANT


To the Participants and Administrator of The Anheuser-Busch Global Employee Stock Purchase Plan



In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of The Anheuser-Busch Global Employee Stock Purchase Plan (the

"Plan") at March 31, 2001, March 31, 2000 and February 29, 2000, and the

changes in net assets available for benefits for the year ended March 31,

2001, the one-month period ended March 31, 2000 and for the year ended

February 29, 2000 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining,

on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for the opinion expressed above.



July 6, 2001


ANHEUSER-BUSCH GLOBAL EMPLOYEE
STOCK PURCHASE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2001, MARCH 31, 2000 AND FEBRUARY 29, 2000
-------------------------------------------------------------------------------------------------------------
                                                 MARCH 31, 2001       MARCH 31, 2000       FEBRUARY 29, 2000
ASSETS

Investments at fair value:                                   $0                   $0                      $0
                                                 ==============       ==============          ==============
Anheuser-Busch Companies, Inc. common stock

LIABILITIES

Benefits payable                                             -                    -                       -
                                                 --------------       --------------          --------------

Net assets available for benefits                            $0                   $0                      $0
                                                 ==============       ==============          ==============





                  The accompanying notes are an integral part of the financial statements.


                                                         -2-



ANHEUSER-BUSCH GLOBAL EMPLOYEE
STOCK PURCHASE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED MARCH 31, 2001, THE ONE-MONTH PERIOD ENDED
MARCH 31, 2000 AND FOR THE YEAR ENDED FEBRUARY 29, 2000
------------------------------------------------------------------------------------------------------------------
                                                                               FOR THE ONE-
                                                            FOR THE YEAR       MONTH PERIOD        FOR THE YEAR
                                                                ENDED              ENDED              ENDED
                                                           MARCH 31, 2001     MARCH 31, 2000    FEBRUARY 29, 2000

Contributions by participants                                $   145,587                 $0        $    27,755

Shares purchased by participants                                (145,587)                 0            (27,755)
                                                             ------------      ------------        ------------

  Increase in net assets during the period                             0                  0                  0

  Net assets available for benefits,
    beginning of period                                                0                  0                  0
                                                             ------------      ------------        ------------

  Net assets available for benefits,
     end of period                                                    $0                 $0                 $0
                                                             ============      ============        ============



                       The accompanying notes are an integral part of the financial statements.

ANHEUSER-BUSCH GLOBAL EMPLOYEE
STOCK PURCHASE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED MARCH 31, 2001, THE ONE-MONTH PERIOD ENDED
MARCH 31, 2000 AND FOR THE YEAR ENDED FEBRUARY 29, 2000
------------------------------------------------------------------------------


1.    DESCRIPTION OF PLAN

      The following brief description of the Anheuser-Busch Global Employee Stock Purchase Plan (the Plan) is intended to give a general summary of its principal provisions. Participants should refer to the Plan document for more complete information.

      Purpose of the Plan
      -------------------
      The plan is an employee stock purchase plan designed to encourage ownership of shares in Anheuser-Busch Companies, Inc. (the Company) by permanent employees of the Company and its subsidiaries located outside the United States. The Plan commenced March 1, 1999.

      PLAN ADMINISTRATION
      The Company administers the Plan. The Company has appointed Watson
      Wyatt Worldwide, an international employee benefits consulting firm, to assist in plan administration and record keeping. The Company has selected DB Alex. Brown, a securities broker in the United States, as the Plan broker to hold purchased shares on behalf of Plan participants. Neither of these entities is related to the Company as an affiliate or subsidiary. The broker maintains custody of all stock purchased by participants and is responsible for delivery of shares of stock sold by the participants, except as otherwise directed by the participants.

      PLAN BENEFITS
      Under the Plan, participants enrolled in the plan on the offer date each year will be given the right to purchase up to 100 shares of the Company's common stock at the offering price, which is fixed at the market price on the United States business day prior to the offer date. The offer date is generally March 1. Purchases can only be made if the market price on the employee's purchase date is higher than the offer price. For the year ended February 29, 2000, the offer date varied from jurisdiction to jurisdiction. Each year's offer expires on the third anniversary of the offer date.

      If shares purchased through the Plan are held in the participant's DB Alex. Brown account for at least two years after the purchase date, the Company will award additional shares at a rate of 10%, 30%, or 50% of shares purchased depending upon business performance. The rate for additional share awards will be determined and announced prior to the offer date.


    The accompanying notes are an integral part of the financial statements.

ANHEUSER-BUSCH GLOBAL EMPLOYEE
STOCK PURCHASE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED MARCH 31, 2001, THE ONE-MONTH PERIOD ENDED
MARCH 31, 2000 AND FOR THE YEAR ENDED FEBRUARY 29, 2000
------------------------------------------------------------------------------


      All contributions used to purchase shares must be accumulated in a local savings account in the name of the participant through payroll deductions. Withdrawals from the savings account can be made at any time. However, deposits may only be made by payroll deduction; therefore, previous withdrawals cannot be replaced for the purpose of purchasing shares. The participant maintains full ownership of the cash used to purchase shares as well as the newly issued shares that are purchased. Thus, there are no assets held by the Plan.

      In the United Kingdom, there is a sub-plan designed to qualify for favorable tax treatment for employees who participate. Under this "savings related share option scheme," employees enter into a three-year savings contract and are eligible to purchase shares at the end of the three-year period.

      EXPENSES OF THE PLAN
      Under the Plan agreement, the Company may pay all expenses incurred in the administration of the Plan, including custodial fees, but is not obligated to do so. If shares purchased under the Plan are subsequently sold by the participant, the participant is responsible for all fees, commissions, and other costs incurred in such transactions. All expenses of the year ended March 31, 2001, the one-month period ended March 31, 2000 and the year ended February 29, 2000 were paid by the Company and are not reflected in the financial statements of the Plan.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING
      The Plan's financial statements are prepared on the accrual basis of accounting.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

      FISCAL YEAR
      During 2001, the Company changed the Plan's year-end from February 28 to March 31. There was no activity in the Plan for the month ended March 31, 2000.

      VALUATION OF THE COMPANY'S STOCK
      The offering or purchase price of the Company's common stock shares is determined by the market price of the stock on the day prior to the offer date. Market price is


    The accompanying notes are an integral part of the financial statements.

ANHEUSER-BUSCH GLOBAL EMPLOYEE
STOCK PURCHASE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED MARCH 31, 2001, THE ONE-MONTH PERIOD ENDED
MARCH 31, 2000 AND FOR THE YEAR ENDED FEBRUARY 29, 2000
------------------------------------------------------------------------------

      defined as the closing price of one share in the United States as reported the subsequent day in the West Coast edition of The Wall Street Journal, New York Stock Exchange Transactions-Composite Transactions.

3.    DIVIDENDS ON PURCHASED SHARES

      Any dividends paid on shares purchased under the Plan are retained by the respective participants and will be reinvested in additional shares for the benefit of the participants unless the participant elects otherwise or the law requires otherwise. Shares purchased with reinvested dividends are not eligible for the additional share awards.

4.    TAX WITHHOLDING

      Where required by law, the Company and its subsidiaries will report to the appropriate governmental authority any amount subject to tax and social charges on account of any offer, purchase or sale pursuant to the Plan. Participants are responsible for all tax and social charge liabilities by means of withholding from the participants' current pay or other assets.



    The accompanying notes are an integral part of the financial statements.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                    ANHEUSER-BUSCH GLOBAL EMPLOYEE
                                    STOCK PURCHASE PLAN



                                    By:     /s/ J. Timothy Farrell
                                       --------------------------------
                                              J. Timothy Farrell
                                               Committee Member

Dated:  July 20, 2001